EXHIBIT 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 24, 2001 relating to the financial statements and financial statement schedule, which appears in Bristol-Myers Squibb Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP PRICEWATERHOUSECOOPERS LLP
New York, New York July 19, 2001